EXHIBIT 10.43


     This is a summary of the Management Incentive Plan for the period 4/1/95 to 12/31/95.

     Eligibility - Participation in the Plan is by invitation (as approved
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     by the Chairman) and generally is limited to key employees who by the nature and scope of their jobs, regularly make, influence, or implement policy and decisions which impact the performance of the Company.

     Target Bonus - Target bonus under this Plan is the amount of bonus a
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     participant may generally expect to receive when the Company meets its goal. Target bonus is expressed as a percentage of annual base pay (i.e., 10%, 15%, 20%, etc.) as determined by job and/or level of responsibility.

     Salary Used in the Bonus Calculation - April 1, 1995 base salary is
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     used for calculations under this Plan, along with promotional adjustments or other salary changes to recognize significant changes in responsibility. Such changes will be made on a pro-rata basis, using whole months.

     Definition of EBITDA - The Plan contains a single Company wide goal
     --------------------                     --------------------------
     for all participants, referred to as EBITDA, i.e., earnings before interest, taxes, depreciation, allowances and before bonus expense and LIFO adjustment(s).

     Relationship of Company Goal to Bonus Payout - When the Company
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     achieves its EBITDA business goal (or a significant percentage of it, as shown below), participants will receive a bonus payout, prorated
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     for the nine months covered by this Plan.  The relationship between
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     the achievement of the Company's goal and participant bonus payout is as follows:


                                                      Payout as Percent of
                                       EBITDA       Target Bonus Opportunity
                                   -------------   --------------------------


                 Maximum             $133,000,000            150.0%
                                            (requires interpolation)
        100% Achievement of Goal     $116,000,000            100.0%
                                      115,000,000             87.5%
                                      114,000,000             75.0%
                                      113,000,000             62.5%
                                      112,000,000             50.0%
                                      111,000,000             37.5%
                                      110,000,000             25.0%
                                      109,000,000             12.5%
               at or Below            108,000,000             0%




     Example: Assume the Company achieves an EBITDA of $114,000,000; base salary is $60,000; target bonus opportunity is 15%. The bonus would be calculated as:




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 base salary x target bonus opportunity x Percent payout x proration = bonus
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 $60,000     x           15%            x      75.0%     x   9/12    = $5,063.00


     Timing of Payments
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          Previous Plans
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          *    Former Associated Individuals - A payout for the previous
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               bonus period 1/1/95-3/31/95 (under prior plan) will be
               calculated.  Payment will be made in October, 1995.

          *    Former United Individuals - Payouts for the periods 9/1/94 -
               -------------------------
               3/31/95 and 4/1/95-8/31/95 (under prior bonus plans) have been calculated. Payments will be made in October, 1995.

          Payouts Under This Plan
          -----------------------
          Calculations will be made on 12/31/95; payouts will be made on/about 3/1/96.

               NOTE: Any duplicative USI participant payments will be netted out for overlapping time periods under any previous plans.

     Other
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     1.   The Chairman of the Board shall review performance against goals at the conclusion of the plan and shall approve awards for individuals eligible to participate in this plan.

     2. The judgment of the Chairman of the Board in construing this plan or any provision thereof, or in making any decision hereunder, shall be final and binding upon all participants and their beneficiaries, heirs, executors, personal representatives and assigns.

     3. Except as expressly provided in point 6 below, nothing herein contained shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the Officers and the Board of Directors to change the duties or the character of employment of any employee of the Company or to remove the individual from the employment of the Company at any time, all of which rights and powers are expressly reserved.


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     4.   Except as expressly provided in point 6 below, no award will be paid an individual who is not a regular full time employee in good standing when the plan concludes, except an award may be considered in the event of retirement or death of a participant during the plan year, at the discretion of the Chairman of the Board.

     5. Except as expressly provided in point 6 below, the awards to participants shall become a liability of the Company when the plan concludes, and all payments to be made hereunder will be made as soon as practicable thereafter.

     6. In the event the involuntary termination of a participant occurs prior to the conclusion of this plan, he or she may be entitled to payment of a reduced award for the year at the Chairman's discretion. Such award shall be paid to such employee as soon as practicable after awards have been approved. For purposes of understanding "involuntary termination" shall mean actual or express termination of employment by the Company for its convenience, or any of its subsidiaries, provided, however, that in no event shall it include a termination based upon (a) any willful and continued failure to substantially perform assigned duties (other than as a result of incapacity) after demand giving specifics has been made for such performance, or (b) any willful misconduct which is materially injurious to the Company or any of its subsidiaries. As used here, the word "willful" means any act done or omitted to be done not in good faith and without reasonable belief that such action or omission was in the best interest of the Company.



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